EXHIBIT 32

SECTION 906 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

Each of Brian D. Fitzgerald, Chairman of the Board, President and Chief Executive Officer, and William R. Schlueter, Senior Vice President and Chief Financial Officer, of Security Capital Corporation, a Delaware corporation (the “Company”), each hereby certifies, to the best of his knowledge, that:

(1)                                  The Company’s periodic report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER		SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

/s/ Brian D. Fitzgerald		/s/ William R. Schlueter
Brian D. Fitzgerald		William R. Schlueter

Date:	March 11, 2005	Date:	March 11, 2005